Exhibit 99.1

News Release: IMMEDIATE RELEASE

For further information contact:

Susan Matthews, Media	317.590.3202
Suzie Singer, Corporate Communications	812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES MAJOR STRATEGIC RESTRUCTURING
TO REFOCUS ON SMALL BUSINESS AND LOCAL COMMUNITY BANKING
Mortgage Assets Sold
  Irwin Union Bank to focus on 137-year heritage as partner to small businesses and local communities
  Home equity credit risk to be substantially reduced through sale of $1.0 billion portfolio and securitization of remaining loans, capping ultimate loss exposure at less than $100 million
  $600 million sale of leasing assets enhances liquidity and capital supporting traditional banking businesses

(Columbus, IN, July 24, 2008) Irwin Financial Corporation (NYSE:IFC) today announced transactions that, when completed in the third quarter, will accomplish a strategic restructuring of the Corporation and Irwin Union Bank. As the 137-year old institution returns to its core businesses, the restructuring will enable Irwin to re-focus on core banking services to small businesses and branch-based customers. The restructuring will cap Irwin's remaining exposure to the national home equity lending business, which has been a principal driver of recent losses.

"We are pleased to announce the execution of an agreement to sell our home equity residual interests to Roosevelt Management Company LLC, a New York based financial services firm focused on investments in, and servicing of, seasoned residential mortgage loans and securities. This will remove $1.0 billion of home equity loans from our balance sheet. In addition, we have reached agreement with Roosevelt to deliver substantially all of the remaining loans in our home equity business into a securitization structure that will cap our remaining exposure at less than $100 million.

To further strengthen our liquidity, we also entered into agreements to sell our small-ticket leasing business in Canada to RoyNat Inc., a subsidiary of Scotiabank Group, and in the United States to Equilease Financial Services, Inc. for $600 million prior to associated costs.

The Corporation will keep its profitable franchise financing business.

"We believe these transactions will enhance Irwin Financial's capital and liquidity to support our focus on our traditional strengths in serving the banking needs of small businesses and our local communities. These transactions and the strategic restructuring actions they entail will return our core operations to profitability," said Will Miller, Chairman and CEO of Irwin Financial.

"Together, these transactions are expected to remove approximately $1.6 billion of home equity and small ticket assets from Irwin Financial's balance sheet by September 30, 2008. Although pricing on these transactions will result in losses and we expect to book additional restructuring costs (substantially all of which will be incurred by the end of 2008), we will continue to have capital ratios that exceed the statutory requirements for Well Capitalized. The asset sales will significantly enhance liquidity and help us return our core business to profitability. We anticipate having each of these transactions substantially completed by September 30, 2008," said Mr. Miller.

"Going forward, we will focus on building more strength into our historic deposit and lending services and our commercial franchise services to small business, which we have been reporting as our 'Commercial Banking' and 'Franchise Finance' platforms. We will continue serving our community bank customers in our branch network communities with banking, trust, investment, and insurance services," Mr. Miller said.

The Corporation will host a conference call at 1:00 EDT on Friday, July 25, 2008, to discuss these transactions. To join the call, dial either 1 (866) 825-3967 or outside the U.S. 1 (847) 413-3371 and provide confirmation number: 22334966. Irwin Financial expects to release its second quarter 2008 results and pro forma results that reflect the effect of these transactions when it files its next Form 10-Q.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation provides a broad range of banking services to small businesses and consumers in selected markets.

About Forward-Looking Statements

This press release contains forward-looking statements that are based on management's expectations, estimates, projections, and assumptions. These statements and estimates include but are not limited to projections of financial performance, profitability, business strategies and future activities. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey our beliefs, views, expectations, assumptions, estimates, forecasts, outlook and projections or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions, are intended to identify forward-looking statements, which may include, among other things, statements about:

  our intent to substantially reduce and cap the Corporation's exposure to the national home equity lending business;
  our intent to exit the U.S. and Canadian small-ticket leasing business;
  the expected timing for completion of the restructuring transactions described above; and
  the expected effect of the transactions on the Corporation's balance sheet, profitability, liquidity, and capital ratios.

We qualify any forward-looking statements entirely by these and the following cautionary factors.

Actual future results may differ materially from what is projected due to a variety of factors including: unforeseen difficulties the parties may experience in completing the transactions described in this press release as currently contemplated, such as a material adverse change in the sellers, a failure to obtain the necessary regulatory approvals or third-party consents or to meet closing conditions, difficulties in obtaining the desired tax and accounting treatment for the home equity securitization, or unanticipated regulatory constraints; difficulty in obtaining the expected treatment for the restructuring transactions on our balance sheet; potential deterioration or effects of general economic conditions, particularly in sectors relating to real estate and/or mortgage lending or small business-based manufacturing; fluctuations in housing prices; potential effects related to the Corporation's decision to suspend the payment of dividends on its common, preferred and trust preferred securities; potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; the valuation and management of our portfolios, including the use of external and internal modeling assumptions we embed in the valuation of those portfolios and short-term swings in the valuation of such portfolios; borrowers' refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets, including deterioration resulting from the effects of natural disasters; difficulties in accurately estimating any future repurchases of residential mortgage or other loans or leases due to alleged violations of representations and warranties we made marketing sales or securitizations; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business and obtaining or retaining deposit or other funding sources as needed; competition from other financial service providers for experienced managers as well as for customers; changes in the value of our lines of business, subsidiaries, or companies in which we invest; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line of business performance; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, and other laws, rules or regulations affecting the rights and responsibilities our Corporation, our bank or thrift; regulatory actions that impact our Corporation, bank or thrift, including the memorandum of understanding entered into as of March 1, 2007, between our subsidiary bank and the Federal Reserve Bank of Chicago; changes in the interpretation and application of regulatory capital or other rules; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the final disposition of our remaining assets and obligations of our discontinued mortgage banking segment, and, after the transactions contemplated above, our home equity and small-ticket commercial leasing segments; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

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